SOUTHWALL TECHNOLOGIES INC.

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33- 37247 (filed on October 11, 1990), 33-42753 (filed on
September 16, 1991),  33-51758 (filed on September 8, 1992),  33-82138 (filed on
July 28, 1994) and 33-34287 (filed August 25, 1997) of our report dated January 28, 1998 appearing on page 18 of this Form 10-K.






PRICE WATERHOUSE LLP
San Jose, California
March 27, 1998


                                       42